Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. ANNOUNCES LICENSE AGREEMENT FOR

THE MARKETING RIGHTS TO STENDRA™ IN THE UNITED STATES AND CANADA

- STENDRA Broadens Auxilium’s Presence in Men’s Health Care

 With a Projected 2013 Launch into the Multi-Billion Dollar Erectile Dysfunction Market -

CHESTERBROOK, PA (October 11, 2013) - Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, announced today the signing of an agreement with VIVUS, Inc. (NASDAQ: VVUS) providing Auxilium with the exclusive right to market VIVUS’s product, STENDRA (avanafil), in the United States and Canada.  The parties also simultaneously signed a Commercial Supply Agreement pursuant to which VIVUS will be initially responsible for the manufacture and supply of STENDRA to Auxilium.

STENDRA is an oral therapy approved by the U.S. Food and Drug Administration (FDA) for the treatment of erectile dysfunction (ED).

Under the license, Auxilium will pay VIVUS a one-time license fee of $30 million.  Auxilium may make a $15 million regulatory milestone payment to VIVUS if the FDA approves the STENDRA label to reflect a 15 minute or less onset of action efficacy claim and up to $255 million in potential milestone payments based on the achievement of certain sales targets. VIVUS will also receive royalties on product sales.

It is estimated that more than 50 percent of men over 40 years of age experience some degree of ED(1).  Prevalence of the condition increases with age and can be caused by a variety of factors, including medications (anti-hypertensives, histamine receptor antagonists); lifestyle (tobacco, alcohol use); diseases (diabetes, cardiovascular conditions, prostate cancer); prostatectomy, and spinal cord injuries.  The market opportunity for ED medical treatments continues to grow, with U.S. sales exceeding $2.9 billion in 2012(2).  About one half of men being treated with currently available PDE5 inhibitors are dissatisfied with the results of that treatment and tend to switch among the products in pursuit of better efficacy or less side effects(3).

Auxilium expects to begin its commercial launch of STENDRA by the end of 2013, first with shipments of STENDRA in December 2013, followed by promotional activities in early January 2014 by its PRIMERA sales force, which consists of 150 representatives currently devoted to strategic targeting of urologists, endocrinologists, and certain high prescribing primary care physicians.  The Company also plans to leverage digital media to reach a broader audience online.  Auxilium believes that the transaction will be accretive in 2015.

“We believe STENDRA complements our current portfolio of testosterone replacement therapy and ED products, further broadening our men’s health care franchise in a very large market segment consisting of patients that tend to switch among products,” said Adrian Adams, Chief Executive Officer and President of Auxilium. “We believe the unique features of STENDRA, including its dosing interval (30 minutes prior to sexual activity), ability to take with or without food, modest alcohol consumption requirements and a favorable side effect profile make it an exciting entrant into the category.”

“Auxilium is the ideal partner for STENDRA, with an established sales force and excellent relationships with physicians responsible for men’s health care,” stated Timothy E Morris, Senior Vice President, Finance and Global Commercial Development, Chief Financial Officer for VIVUS, Inc.  “We look forward to working with Auxilium as they prepare for launch later this year.”

VIVUS will retain commercial rights to STENDRA outside the U.S. and Canada and will continue to be responsible for the product’s development and regulatory approval in the U.S. to support a potential label amendment for a 15 minute or less onset of action efficacy claim, if approved by the FDA.

About STENDRA

STENDRA (avanafil) is approved by the FDA for the treatment of erectile dysfunction in the U.S. Auxilium intends to market and sell STENDRA in the U.S. VIVUS, through a collaboration arrangement with Menarini and its wholly-owned subsidiary BERLIN-CHEMIE AG/MENARINI, intends to market and sell avanafil under the trade name SPEDRA™ in the European Union plus Australia and New Zealand.  VIVUS licensed avanafil from Mitsubishi Tanabe Pharma Corporation (MTPC).

STENDRA will be available through retail and mail order pharmacies.  The Company plans to offer programs that will help with patients’ out-of-pocket costs.

STENDRA is rapidly absorbed and can be taken 30 minutes before sexual activity on an as-needed basis.  STENDRA should not be taken more than once per day and can be taken without regard to food and has modest alcohol consumption requirements.  For more information about STENDRA, please visit www.stendra.com.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences.  Auxilium markets Testim® (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX® (collagenase clostridium histolyticum (CCH)) for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the U.S. Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Swedish Orphan Biovitrium AB has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 71 Eurasian and African countries.  Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium also markets TESTOPEL®, a long-acting implantable testosterone replacement therapy, Edex®, the leading branded non-oral drug for erectile dysfunction, Striant®, a buccal system for testosterone delivery, Osbon ErecAid®, the leading device for aiding erectile dysfunction, and also has a non-promoted respiratory franchise, including Theo-24® and Semprex®-D, along with three other non-promoted products, in the U.S.  Auxilium has three projects in clinical development.  XIAFLEX is currently under regulatory review by the U.S. FDA for the treatment of Peyronie’s disease.  CCH is in phase II of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and phase II of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy).  Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions.  No specific assurances can be given regarding the timing, nature or success of the Company’s launch of STENDRA in the U.S. or Canada, and related promotional activities and product shipments; whether and when the Company will use digital media to reach a broader audience online; whether or when the Company’s license to promote STENDRA will be accretive; the achievement of certain sales milestones for STENDRA and any potential Auxilium milestone payment obligations; STENDRA’s promotion by the PRIMERA sales force; whether STENDRA complements the Company’s current portfolio of testosterone replacement therapy and ED products; whether STENDRA will help the Company expand its men’s health franchise and whether STENDRA will receive label expansion for a rapid onset of action in 15 minutes or less; whether the Company will offer programs to assist with patients’ out-of-pocket costs for STENDRA, or the Company’s ability to successfully develop its product candidates.  While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

AUXILIUM CONTACTS:

James E. Fickenscher / CFO	Nichol Ochsner/ Senior Director, IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	nochsner@auxilium.com

(1)  Andre B. Prevalence and Incidence of Androgen Deficiency in Middle-Aged and Older Men: Estimates from The Massachusetts Male Ageing Study. The Journal of Clinical Endocrinology & Metabolism. 2004; 89(12):5920-5926.

(2)  US TRx revenues per Symphony Health

(3)  Impact CR Consumer Segmentation, Feb. 2013; Qualitative Market Interviews (n= 722); HCP Research, Primary Interviews, Life Science Strategy Group LLC n= 64, June 2010.